Exhibit 99.1
February 24, 2016
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com

LOWE’S REPORTS FOURTH QUARTER SALES AND EARNINGS RESULTS
-- Comparable Sales Increased 5.2 Percent for the Fourth Quarter --
-- Adjusted Diluted Earnings Per Share1 of $0.59 for the Fourth Quarter Increased 28.3% --
-- Adjusted Diluted Earnings Per Share1 of $3.29 for the Fiscal Year Increased 21.4% --

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $11 million and diluted earnings share of $0.01 for the quarter ended January 29, 2016, which includes a non-cash impairment charge of $530 million related to the Company’s decision to exit its joint venture in Australia. Excluding the impact of this charge, adjusted net earnings1 for the fourth quarter were $541 million, a 20.2 percent increase over the same period a year ago, and adjusted diluted earnings per share1 increased 28.3 percent to $0.59 from $0.46 in the fourth quarter of 2014.

For the fiscal year ended January 29, 2016, net earnings were $2.5 billion and diluted earnings per share were $2.73, including the impairment charge. Excluding the impact of this charge, adjusted net earnings1 were $3.1 billion, an increase of 14.0 percent from the same period a year ago, and adjusted diluted earnings per share1 increased 21.4 percent to $3.29.

As previously announced, the Company provided notification to Woolworths Limited, its joint venture partner in Australia, of its intent to begin the process of exiting its investment in the joint venture, which operates Masters Home Improvement stores and Home Timber and Hardware Group’s retail stores and wholesale distribution in Australia. Woolworth’s owns two-thirds of the joint venture, and Lowe’s owns one-third. The $530 million non-cash impairment charge, which includes the cumulative impact of the strengthening U.S. dollar over the life of the investment, was based on the Company’s best estimate of the value of its portion of the joint venture, and is subject to possible adjustment based on completion of the valuation process.

The decision to exit the joint venture in Australia was made as part of the Company’s ongoing analysis of its portfolio of businesses. The Company will continue to focus its resources on areas of the business where there is greater potential return on investment.

Sales for the fourth quarter increased 5.6 percent to $13.2 billion from $12.5 billion in the fourth quarter of 2014, and comparable sales increased 5.2 percent. For the fiscal year, sales were $59.1 billion, a 5.1 percent increase over the same period a year ago, and comparable sales increased 4.8 percent. Comparable sales for the U.S. home improvement business increased 5.5 percent for the fourth quarter and 5.1 percent for the fiscal year.

“I am pleased that we delivered another solid quarter, driving increased traffic through competitive offers and creating strong value for customers,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “We capitalized on increased demand for exterior products as a result of warmer weather, while at the same time helped customers tackle interior projects, allowing us to deliver positive comps in all product categories.

“I would like to thank our employees for the incredible contributions they make every day through their hard work and commitment to delivering outstanding customer service,” Niblock added. “In 2016, we will continue to leverage the favorable macroeconomic backdrop for home improvement, providing customers with complete solutions for their home improvement projects.”

1 Adjusted net earnings and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Delivering on its commitment to return excess cash to shareholders, the Company repurchased $562 million of stock under its share repurchase program and paid $257 million in dividends in the fourth quarter. For the fiscal year, the Company repurchased $3.8 billion of stock under its share repurchase program and paid $957 million in dividends.

As of January 29, 2016, Lowe’s operated 1,857 home improvement and hardware stores in the United States, Canada and Mexico representing 202.1 million square feet of retail selling space.

A conference call to discuss fourth quarter 2015 operating results is scheduled for today (Wednesday, February 24) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter 2015 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until May 17, 2016.

Lowe’s Business Outlook
Fiscal Year 2016 -- a 53-week Year (comparisons to fiscal year 2015 -- a 52-week year; based on U.S. GAAP unless otherwise noted)

•	Total sales are expected to increase approximately 6 percent, including the 53rd week

•	The 53rd week is expected to increase total sales by approximately 1.5 percent

•	Comparable sales are expected to increase approximately 4 percent

•	The company expects to add approximately 45 home improvement and hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase 80 to 90 basis points.[2]

•	The effective income tax rate is expected to be approximately 38.1%.

•	Diluted earnings per share of approximately $4.00 are expected for the fiscal year ending February 3, 2017.

Disclosure Regarding Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which include the words “believe,” “expect,” “anticipate,” “project,” “will,” “should,” “could,” and similar expressions are intended to imply. Statements of the company’s expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, the company’s strategic initiatives, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements. Among other items, such factors may include changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as a demographic shift from single family to multi-family housing, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade, and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax, or environmental issues; and (ix) respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales. In addition, we could experience additional impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities that are accounted for under the equity method. As previously noted in this news release, our estimate of the impairment charge related to the divestment of the company’s investment in its Australian joint venture with Woolworths Limited is subject to adjustment based on the outcome of the valuation process set forth under the terms of the joint venture agreement. For more information about these and other risks and uncertainties that we are exposed to, you should read t

2 Operating margin growth excludes the impact of the non-cash impairment charge on the Australian joint venture.

he “Risk Factors” and “Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q.  Except as may be required by applicable law, we expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving over 16 million customers a week in the United States, Canada and Mexico through its stores and online at Lowes.com, Lowes.ca and Lowes.com.mx. With fiscal year 2015 sales of $59.1 billion, Lowe’s has more than 1,855 home improvement and hardware stores and 270,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings
In Millions, Except Per Share and Percentage Data

	Three months ended				Year ended
	(Unaudited)		(Unaudited)		(Unaudited)
	January 29, 2016		January 30, 2015		January 29, 2016		January 30, 2015
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$13,236	100.00	$12,540	100.00	$59,074	100.00	$56,223	100.00
Cost of sales	8,648	65.34	8,194	65.34	38,504	65.18	36,665	65.21
Gross margin	4,588	34.66	4,346	34.66	20,570	34.82	19,558	34.79
Expenses:
Selling, general and administrative	3,780	28.56	3,165	25.24	14,115	23.90	13,281	23.62
Depreciation	369	2.79	362	2.89	1,484	2.51	1,485	2.64
Interest - net	144	1.08	132	1.05	552	0.93	516	0.92
Total expenses	4,293	32.43	3,659	29.18	16,151	27.34	15,282	27.18
Pre-tax earnings	295	2.23	687	5.48	4,419	7.48	4,276	7.61
Income tax provision	284	2.14	237	1.90	1,873	3.17	1,578	2.81
Net earnings	$11	0.09	$450	3.58	$2,546	4.31	$2,698	4.80

Weighted average common shares outstanding - basic	910		964		927		988
Basic earnings per common share (1)	$0.01		$0.46		$2.73		$2.71
Weighted average common shares outstanding - diluted	912		967		929		990
Diluted earnings per common share (1)	$0.01		$0.46		$2.73		$2.71
Cash dividends per share	$0.28		$0.23		$1.07		$0.87

Retained Earnings
Balance at beginning of period	$8,298		$10,271		$9,591		$11,355
Net earnings	11		450		2,546		2,698
Cash dividends	(255)		(222)		(991)		(858)
Share repurchases	(461)		(908)		(3,553)		(3,604)
Balance at end of period	$7,593		$9,591		$7,593		$9,591

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $10 million for the three months ended January 29, 2016 and $447 million for the three months ended January 30, 2015. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,534 million for the year ended January 29, 2016 and $2,682 million for the year ended January 30, 2015.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income
In Millions, Except Percentage Data

	Three months ended				Year ended
	(Unaudited)		(Unaudited)		(Unaudited)
	January 29, 2016		January 30, 2015		January 29, 2016		January 30, 2015
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$11	0.09	$450	3.58	$2,546	4.31	$2,698	4.80
Foreign currency translation adjustments - net of tax	(15)	(0.11)	(75)	(0.59)	(291)	(0.49)	(86)	(0.15)
Other comprehensive loss	(15)	(0.11)	(75)	(0.59)	(291)	(0.49)	(86)	(0.15)
Comprehensive income/(loss)	$(4)	(0.02)	$375	2.99	$2,255	3.82	$2,612	4.65

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		January 29, 2016	January 30, 2015
Assets
Current assets:
Cash and cash equivalents		$405	$466
Short-term investments		307	125
Merchandise inventory - net		9,458	8,911
Other current assets		391	349
Total current assets		10,561	9,851
Property, less accumulated depreciation		19,577	20,034
Long-term investments		222	354
Deferred income taxes - net		241	133
Other assets		665	1,349
Total assets		$31,266	$31,721

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings		$43	$—
Current maturities of long-term debt		1,061	552
Accounts payable		5,633	5,124
Accrued compensation and employee benefits		820	773
Deferred revenue		1,078	979
Other current liabilities		1,857	1,920
Total current liabilities		10,492	9,348
Long-term debt, excluding current maturities		11,545	10,806
Deferred revenue - extended protection plans		729	730
Other liabilities		846	869
Total liabilities		23,612	21,753

Shareholders’ equity:
Preferred stock - $5 par value, none issued		—	—
Common stock - $.50 par value;
Shares issued and outstanding
January 29, 2016	910
January 30, 2015	960	455	480
Capital in excess of par value		—	—
Retained earnings		7,593	9,591
Accumulated other comprehensive loss		(394)	(103)
Total shareholders’ equity		7,654	9,968
Total liabilities and shareholders’ equity		$31,266	$31,721

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Year Ended
	(Unaudited)
	January 29, 2016	January 30, 2015
Cash flows from operating activities:
Net earnings	$2,546	$2,698
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,587	1,586
Deferred income taxes	(68)	(124)
Loss on property and other assets - net	33	25
Loss on equity method investments	591	57
Share-based payment expense	117	119
Changes in operating assets and liabilities:
Merchandise inventory - net	(582)	170
Other operating assets	(34)	83
Accounts payable	524	127
Other operating liabilities	70	188
Net cash provided by operating activities	4,784	4,929

Cash flows from investing activities:
Purchases of investments	(934)	(820)
Proceeds from sale/maturity of investments	884	805
Capital expenditures	(1,197)	(880)
Contributions to equity method investments - net	(125)	(241)
Proceeds from sale of property and other long-term assets	57	52
Other - net	(28)	(4)
Net cash used in investing activities	(1,343)	(1,088)

Cash flows from financing activities:
Net change in short-term borrowings	43	(386)
Net proceeds from issuance of long-term debt	1,718	1,239
Repayment of long-term debt	(552)	(48)
Proceeds from issuance of common stock under share-based payment plans	125	137
Cash dividend payments	(957)	(822)
Repurchase of common stock	(3,925)	(3,905)
Other - net	55	24
Net cash used in financing activities	(3,493)	(3,761)

Effect of exchange rate changes on cash	(9)	(5)

Net increase/(decrease) in cash and cash equivalents	(61)	75
Cash and cash equivalents, beginning of period	466	391
Cash and cash equivalents, end of period	$405	$466

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation

To provide additional transparency, we have disclosed non-GAAP adjusted net earnings and adjusted diluted earnings per common share. These metrics exclude the impact of the $530 million non-cash impairment charge recognized in connection with the Company’s decision to exit its joint venture with Woolworths Limited in Australia. We believe these non-GAAP financial measures provide useful insight for analysts and investors in evaluating what management considers the Company's core financial performance. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

Adjusted net earnings and adjusted diluted earnings per common share should be considered in addition to, not as a substitute for, net earnings and diluted earnings per common share prepared in accordance with GAAP. The Company’s methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP measures may not be comparable to the measures used by other companies.

Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results are shown below.

	Three months ended		Year ended
	(Unaudited)		(Unaudited)
	January 29, 2016		January 29, 2016
In Millions, Except Per Share and Percentage Data	Amount	% Sales	Amount	% Sales
Net earnings, as reported	$11	0.09	$2,546	4.31
Non-cash impairment charge	530	4.01	530	0.90
Adjusted net earnings	$541	4.10	$3,076	5.21

Diluted earnings per common share, as reported	$0.01		$2.73
Non-cash impairment charge	0.58		0.56
Adjusted diluted earnings per common share	$0.59		$3.29